                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

         Filed by the Registrant: [X]
         Filed by a party other than the Registrant: [_]
         Check the appropriate box:
         [_]  Preliminary Proxy Statement  [_] Confidential for Use of the
         [X]  Definitive Proxy Statement       Commission Only (as permitted
         [_]  Definitive Additional Materials   by Rule 14a-6(e)(2))
         [_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                NETSILICON, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.
         [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

--------------------------------------------------------------------------------

         [_] Fee paid previously with preliminary materials.

         [_] Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                               [NET SILICON LOGO]



                                                              May 23, 2000


Dear Fellow Stockholder:

         You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on Wednesday, June 28, 2000, at 9:00 A.M. local time, at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02451.

         At this year's meeting, you are asked to elect two Class I Directors, to approve the Company's 2000 Employee Stock Purchase Plan and to ratify the selection of the Company's auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

         Your Board of Directors unanimously believes that the election of its nominees as directors, the adoption of the 2000 Employee Stock Purchase Plan and the ratification of its appointment of auditors are in the best interests of NETsilicon, Inc., and its stockholders, and accordingly recommends a vote FOR Items 1, 2 and 3 on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy ballot in the envelope provided. If the address on the accompanying material is incorrect, please advise the Company in writing at 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts 02452, Attention:
Mary E. Seaver.


                                           For the Board of Directors,


                                           Cornelius Peterson, VIII
                                           Chairman of the Board

                                NETSILICON, INC.

                        411 Waverley Oaks Road, Bldg. 227
                          Waltham, Massachusetts 02452

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 2000

                               -------------------

To The Stockholders:


     The Annual Meeting of Stockholders of NETsilicon, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 28, 2000, at 9:00 A.M. local time, at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02451 for the following purposes:

     1. To elect two Class I directors each to serve for a three-year term.

     2. To approve the Company's 2000 Employee Stock Purchase Plan.

     3. To ratify the selection of the firm of BDO Seidman, LLP as auditors for the fiscal year ending January 31, 2001.

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Wednesday, May 17, 2000, the record date fixed by the Board of Directors for such purpose.



                                   By Order of the Board of Directors,


                                   Daniel J. Sullivan
                                   Secretary


Waltham, Massachusetts
May 23, 2000

-------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
-------------------------------------------------------------------------------

                                NETSILICON, INC.

                        411 Waverley Oaks Road, Bldg. 227
                          Waltham, Massachusetts 02452

                               -------------------

                                 PROXY STATEMENT

                               -------------------

                                  May 23, 2000

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of NETsilicon, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 28, 2000, at 9:00 A.M. local time, at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02451.

         Only stockholders of record as of the close of business on May 17, 2000 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, there were outstanding and entitled to vote 6,100,900 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company. Each share of Common Stock outstanding and entitled to vote as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it only by written notice to the Secretary delivered at any time before it is exercised, including at the Annual Meeting. Each of the persons named as a proxy in the proxy is a director and/or executive officer of the Company.

         An Annual Report to Stockholders, containing audited financial statements for the fiscal year ended January 31, 2000, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about May 23, 2000.

         The mailing address of the Company's principal executive offices is 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts 02452.

         All properly executed proxies returned in time to be counted at the meeting and not revoked will be voted, and with respect to the election of members of the Board of Directors, will be voted as stated below under "Election of Directors." In addition to the election of directors, the stockholders will act on proposals to approve the Company's 2000 Employee Stock Purchase Plan and to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR the matters if no specification is indicated.

         The representation in person or by proxy of at least one-third of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on each such matter is required for approval; therefore, abstentions will have the practical effect of voting against each such matter since they are included in the number of shares present and voting on each such matter. However, broker "non-votes" are not considered shares entitled to vote and therefore will have no impact on the outcome of the vote. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

         The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date (except as set forth below): (i) by each person who, to the knowledge of the Company, owned beneficially more than 5% of the 13,600,900 shares of Common Stock of the Company outstanding at such date; (ii) by each director and nominee; (iii) by each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) by the directors, nominees and executive officers of the Company as a group.



                                      AMOUNT AND NATURE
          NAME AND ADDRESS OF            OF BENEFICIAL
           BENEFICIAL OWNER            OWNERSHIP (1)(2)      PERCENT OF CLASS
          -------------------         -----------------      ----------------

Osicom Technologies, Inc. (3)            7,500,000                 55.1%
  2800 28th Street, Suite 100
  Santa Monica, California  90405
Cornelius Peterson, VIII (4)               113,342                   *
William Peisel (5)                          40,480                   *
Cornelius Peterson, IX (6)                  32,384                   *
Daniel J. Sullivan (7)                      32,384                   *
Michael Evensen (8)                         17,811                   *
Michael K. Ballard (9)                      12,500                   *
Francis E. Girard (10)                      12,500                   *
William Johnson (11)                        12,500                   *
Edward B. Roberts (12)                      12,500                   *
F. Grant Saviers (13)                       12,500                   *
All executive officers, nominees and
 directors as a group (13 persons) (14)    345,462                  2.5%
-----------

*    Less than 1% of the outstanding Common Stock.


(1) The persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted in the footnotes below and except to the extent authority is shared by spouses under applicable law.

(2) The number of shares of Common Stock deemed outstanding includes (i) 13,600,900 shares of Common Stock outstanding as of the Record Date and
     (ii) shares of Common Stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days after the Record Date, as set forth below.

(3)  All shares owned by Osicom are shares of non-voting Common Stock.

(4) Mr. Peterson's beneficial ownership consists of 113,342 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(5) Mr. Peisel's beneficial ownership consists of 40,480 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(6) Mr. Peterson's beneficial ownership consists of 32,384 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(7) Mr. Sullivan's beneficial ownership consists of 32,384 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(8) Mr. Evensen's beneficial ownership consists of 17,811 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(9) Mr. Ballard's beneficial ownership consists of 12,500 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(10) Mr. Girard's beneficial ownership consists of 12,500 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(11) Mr. Johnson's beneficial ownership consists of 12,500 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(12) Mr. Roberts' beneficial ownership consists of 12,500 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(13) Mr. Saviers' beneficial ownership consists of 12,500 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(14) All current directors, nominees and executive officers as a group hold options to purchase 345,462 shares of Common Stock which may be exercised within 60 days of the Record Date.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         No proxy may be voted for more people than the number of nominees set forth below. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for William Johnson or Michael K. Ballard (by writing that individual director's name where indicated on the proxy) will be voted FOR the election of Messrs. Johnson and Ballard, respectively. The Board of Directors knows of no reason why Messrs. Johnson or Ballard should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or persons or for fixing the number of directors at a lesser number.

                INFORMATION PERTAINING TO DIRECTORS AND NOMINEES

         The Company's Board of Directors is divided into three classes. William Johnson, one of the Company's two Class I Directors, has served as a director since July 1999. Michael K. Ballard, the Company's other Class I Director, has served as a director since September 1999. The terms of Messrs. Johnson and Ballard expire as of June 28, 2000, the date of the Annual Meeting of Stockholders to be held in 2000. F. Grant Saviers and Francis E. Girard, the Company's two Class II Directors, have served as directors since July 1999. The terms of Messrs. Saviers and Girard expire as of the date of the Annual Meeting of Stockholders to be held in 2001. Cornelius Peterson, VIII, one of the Company's two Class III Directors and the Company founder, has served as a director since 1984. Edward B. Roberts, the Company's other Class III Director, has served as a director since July 1999. The terms of Messrs. Peterson and Roberts expire as of the date of the Annual Meeting of Stockholders to be held in 2002.

         Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. Each director holds office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

         The following table sets forth for each nominee to be elected at the meeting and for each director who will continue to serve as a director beyond the meeting, the year such nominee or director was first elected as a director, the positions currently held by such nominee or director with the Company, the year such nominee's or director's term will expire and the class of director of such nominee or director. The following information is based, in part, upon information furnished by the directors and nominees.



 NOMINEE'S OR DIRECTOR'S NAME
 AND YEAR NOMINEE OR DIRECTOR                                  YEAR TERM        CLASS OF
 FIRST BECAME A DIRECTOR        POSITION(S) HELD              WILL EXPIRE       DIRECTOR
 ----------------------------   ----------------              -----------       --------
 Michael K. Ballard             Director                          2000               I
  (1999)
 William Johnson                Director                          2000               I
  (1999)
 F. Grant Saviers               Director                          2001              II
  (1999)
 Francis E. Girard              Director                          2001              II
  (1999)
 Cornelius Peterson, VIII       Chairman of the Board,            2002             III
  (1984)                        President and Chief
                                Executive Officer
 Edward B. Roberts              Director                          2002             III
  (1999)


                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the Class I nominees to be elected at the meeting, the current directors who will continue to serve as directors beyond the meeting, and the current executive officers of the Company, their ages and the positions currently held by each such person with the Company. The following information is based, in part, upon information furnished by the directors and nominees.


  NAME                          AGE                    POSITION
  ----                          ---                    --------

  Cornelius Peterson, VIII      63       Chairman of the Board, Chief Executive Officer and President
  William E. Peisel             56       Executive Vice President, Engineering, and Chief Technical Officer
  John K. Brennan               46       Vice President, Operations
  Michael Evensen               35       Vice President, Industrial Automation and Embedded Markets, Europe
  Cornelius Peterson, IX        40       Vice President, Imaging and Embedded Markets, Asia
  Eric Kraieski                 40       Vice President, Product Marketing
  Daniel J. Sullivan            43       Vice President, Finance and Administration, Chief Financial Officer, Treasurer and
                                          Secretary
  David Yager                   43       Vice President, Embedded Markets, North America
  Francis E. Girard             61       Director
  William Johnson (1)           57       Director
  Edward B. Roberts, Ph.D. (2)  64       Director
  F. Grant Saviers (2)          55       Director
  Michael K. Ballard (1)        45       Director

----------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.


DIRECTORS TO BE ELECTED AT THE MEETING

     Michael K. Ballard has been one of our directors since September 1999. Mr. Ballard is a partner in Aragon Ventures, LLC, a private investment fund and has been President and Chief Executive Officer of e-lingo Corporation since 1999. Mr. Ballard has also been the President and Chief Executive Officer of Savannah-Chanel Vineyards since 1997. He was the Director of the Dial-Up Technology Division of Cisco Systems, Inc. from 1996 to 1997 and was Vice President of Business Development for Telebit Corporation from 1994 through 1996. He was the Chief Operating Officer of UUNET Technologies, Inc. from 1993 to 1994. Mr. Ballard held various positions with Telebit Corporation prior to 1993. Mr. Ballard holds a B.F.A. from the University of Utah.

     William Johnson has been one of our directors since July 1999. Mr. Johnson is the former Vice President and General Manager, Networks & Access Communications Division of Compaq Computer Corp., and served in other capacities with Compaq since July 1997. From December 1996 through May 1997, he was a principal in J & J Consulting, and he served as President and Chief Executive Officer of Crosscomm Corp. from March through October 1996. He was General Manager, Networking Hardware Division for International Business Machines Corporation from 1993 through 1996. Mr. Johnson holds an M.S.E.E. and an M.B.A. from Northeastern University.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

     F. Grant Saviers has been one of our directors since July 1999. Mr. Saviers was the Chairman of the Board, Chief Executive Officer, and previously President and Chief Operating Officer of Adaptec Inc. from 1992 through 1998. Prior to that, he was employed in various capacities by Digital Equipment Corporation for 24 years, most recently as Vice President for PC Systems and Peripherals. Mr. Saviers is a Director of Analog Devices, Inc. and Chaparral Network Storage, Inc. He is a Director of The Computer Museum History Center and a member of the Advisory Boards of the College of Engineering at the University of California, Berkeley and Leavey School of Business, Santa Clara University.

     Francis E. Girard has been one of our directors since July 1999. He has been Chief Executive Officer of Comverse Network Systems, Inc. since January 1998 and a member of the Board of Directors of Comverse Technology, Inc., the parent corporation of Comverse Network Systems, Inc., since January 1998. From May 1996 through January 1998, he was President, Chief Executive Officer and a Director of Boston Technology, Inc., which merged into Comverse Network Systems, Inc. in January 1998. From 1989 through May 1996, he served in various senior executive positions with Boston Technology, Inc., most recently as Executive Vice President of World Sales. Mr. Girard is a Director of Artisoft, Inc. and the Massachusetts Telecommunications Council and a member of the International Engineering Consortium. He holds a B.A. from Merrimack College.

     Cornelius "Pete" Peterson, VIII has served as our President and as one of our directors since founding the company in 1984, and as Chairman of the Board of Directors since July 1999. Prior to founding NETsilicon, Mr. Peterson founded Distribution Management Systems, Inc., a supplier of distribution systems for Fortune 100 companies, which was sold in 1981 to Cullinet Corporation. Mr. Peterson was also a founder of Softech, a leading supplier of computer language and software development and services. Mr. Peterson holds a B.S. and an M.S. from the Massachusetts Institute of Technology. Mr. Peterson is the father of Neil Peterson, our Vice President, Sales and Marketing.

     Edward B. Roberts, Ph.D. has been one of our directors since July 1999. Dr. Roberts is the David Sarnoff Professor of Management of Technology at the Massachusetts Institute of Technology, where he serves as Chairman of the Sloan School's Management of Technological Innovation & Entrepreneurship Research and Education Programs. In 1991, he founded, and now currently chairs the MIT Entrepreneurship Center. He also co-founded the MIT Enterprise Forum in 1979 and also currently chairs this Forum. Dr. Roberts is a Director of Advanced Magnetics, Inc., Pegasystems, Inc. and Selfcare, Inc., as well as several privately held companies. In 1969, he founded and is now currently a member of the Board of Directors of Medical Information Technology, Inc. and a General Partner of the Zero Stage Capital group of venture capital funds. Dr. Roberts holds four degrees from Massachusetts Institute of Technology, including a Ph.D. in Economics.

EXECUTIVE OFFICERS

     William E. Peisel joined NETsilicon in 1987, becoming Vice President, Engineering in 1989 and Chief Technical Officer in 1995. From 1985 to 1987, Mr. Peisel served as Vice President, Engineering for EnMass Computer Corporation, a manufacturer of fault tolerant transaction processing computers. From 1983 to 1985, Mr. Peisel served as Director of Engineering for Computer Design and Application, and from 1981 to 1983, Director of Engineering for Honeywell Information Systems. He holds a B.S.E.E. from Pratt Institute and an M.S.E.E. from Northeastern University.

     John K. Brennan joined NETsilicon in 1996 as Vice President, Manufacturing, and has served as Vice President, Operations since 1999. From January 1996 to July 1996, Mr. Brennan served as a Vice President of Manufacturing for Leaf Systems, Inc., a manufacturer of high-end digital cameras. From 1995 to 1996, Mr. Brennan served as Director of Materials for MA-Com, Inc., a division of Amp, Inc. From 1993 to 1995, Mr. Brennan served as Director of Materials of Leaf Systems, Inc. From 1986 to 1993, Mr. Brennan served as Manufacturing Operations Manager for Whistler Corporation, a consumer electronics manufacturer in the automotive industry. He holds a B.S. from Merrimack College and an M.B.A. from Boston University.

     Michael Evensen has been our Vice President, Industrial Automation, Embedded Markets Europe since October 1998. From September 1997 to September 1998, Mr. Evensen was Director of Business Development at Richard Hirschmann Electronics UK Ltd., where he was responsible for Hirschmann's entry into the industrial automation market. From July 1995 to September 1998, Mr. Evensen served as Director of Anite Systems Ltd. From March 1991 to July 1995, Mr. Evensen served as OEM Business Manager for Cray Communications, Ltd. in Europe, the United States and Asia. Prior to Cray Communications, Mr. Evensen was a Sales Engineer for Dataco De Rex, Inc., where he was responsible for European sales. Mr. Evensen holds a B.S. from Copenhagen University.

     Cornelius "Neil" Peterson, IX joined NETsilicon in 1986 and has served as Vice President, Imaging and Embedded Markets, Asia since 1993. From 1986 to 1993, Mr. Peterson served as Regional Manager and Vice President of Commercial Sales. Mr. Peterson has over 14 years of sales and management experience handling major accounts in the manufacturer, systems integrator, reseller, distributor, and direct sales channels. From 1984 to 1986, Mr. Peterson served in the Major Account Sales Division for Unisys Corporation (formerly Burroughs). He holds a B.S. from Roger Williams University. Mr. Peterson is the son of Pete Peterson, our Chairman, Chief Executive Officer and President.

     Eric Kraieski rejoined NETsilicon in December 1999 as Vice President, Product Marketing. Mr. Kraieski originally joined the Company in 1997 as Director, Commercial Product Sales and Marketing. Mr. Kraieski then served as Vice President of Marketing for the network access division of Osicom Technologies, Inc. From 1995 to 1997, Mr. Kraieski was Business Development Manager for General Datacomm Industries. Prior to 1995, Mr. Kraieski served in various sales and marketing roles for Proteon, Inc. for eight years. Mr. Kraieski holds a B.S. from Shippensburg University.

     Daniel J. Sullivan has been Vice President, Finance and Administration, and Chief Financial Officer since August 1998. Mr. Sullivan was Vice President, Finance and Operations at ITK International (formerly Telebit) from 1996 to August 1998. From 1995 to 1996, Mr. Sullivan served as Corporate Controller and from 1989 to 1995 as Operations Controller, of ITK. From 1985 to 1989, Mr. Sullivan served as Corporate Manufacturing Financial Planning Manager at Apollo Computers. He holds a B.S. from Merrimack College and an M.B.A. from New Hampshire College.

     David Yager joined NETsilicon in June 1999 as Vice President, Embedded Markets, North America. Mr. Yager was Director of Sales & Business Development at Echelon Corporation since 1991. He was responsible for building the direct sales force in North America as well as Echelon's entry into the Industrial Automation, Transportation and Utility markets. Mr. Yager served as Director of Sales, Strategic Accounts at Advanced Micro Devices from 1985 to 1990 and Regional Sales Manager from 1980 to 1985. Mr. Yager has over 20 years of sales and management experience in major accounts, new account development, systems integrator, indirect and direct sales channels. Mr. Yager holds a B.S.E.E. from Northeastern University.

     Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. Except as noted above, there are no family relationships among any of the executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met four times, and took action by unanimous written consent five times, during the fiscal year ended January 31, 2000. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee met twice and the Compensation Committee met twice during the fiscal year ended January 31, 2000. The Board of Directors does not currently have a standing nominating committee. Each director attended at least 75% of the aggregate of all the meetings of the Board of Directors and of all the committees of the Board of Directors of which he is a member during the fiscal year ending January 31, 2000.

     The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of executives and salaries of the employees and consultants to the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of employees and directors of and consultants to the Company. During the fiscal year ended January 31, 2000, the members of the Compensation Committee were Edward B. Roberts and F. Grant Saviers. The Audit Committee recommends the engagement of auditors and is responsible for reviewing the results and scope of audits and other services provided by the Company's independent auditors. During the fiscal year ended January 31, 2000, the members of the Audit Committee were William Johnson and Michael K. Ballard.

COMPENSATION OF DIRECTORS

     Outside directors have been granted stock options by the Company under the Amended and Restated 1998 Director Stock Option Plan (the "Director Plan"). We grant options to purchase 25,000 shares of Common Stock per year to each independent director, initially upon completion of the initial public offering and thereafter annually immediately following the annual meeting of our stockholders. The initial grant had an exercise price equal to the offer price of the initial public offering, and the future grants will be at an exercise price equal to the market price per share on the date of such grant. We compensate each director who is not an employee $1,000 for each meeting of the Board or a committee attended in person or by telephone. The Chairman of each committee is compensated $1,500 for each committee meeting attended in person. We reimburse the out-of-pocket expenses incurred by directors for attendance at Board or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was at any time during the past year an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company requiring disclosure herein. During the past year, no executive officer of the Company served as a member of the compensation committee (or other Board committee performing equivalent functions, or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a member of the Compensation Committee or as a director of the Company. In addition, during the last year, no executive officer of the Company served on the Board of another entity, one of whose executive officers served as a member of the Compensation Committee.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for services in all capacities paid or accrued by the Company for the fiscal years ended January 31, 2000, 1999, and 1998, to (i) the individual who served as the Chief Executive Officer for the fiscal year ended January 31, 2000 and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended January 31, 2000 (with the Chief Executive Officer, collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                       COMPENSATION (2)
                                                                                       ----------------
                                                           ANNUAL COMPENSATION (1)          AWARDS
                                                          -------------------------    ----------------
                                                                                          SECURITIES
                                                                                          UNDERLYING       ALL OTHER
NAME AND                                                                                   OPTIONS/      COMPENSATION
PRINCIPAL POSITION                             YEAR       SALARY ($)    BONUS ($)(3)       SARS (#)          ($)(4)
------------------                             ----       ----------    ------------     ------------    --------------

Cornelius Peterson, VIII                       2000       171,992           96,046         906,736           4,624
   Chairman of the Board, Chief Executive      1999       146,490            --              --              3,510
   Officer and President                       1998       145,711            --              --              3,510

Cornelius Peterson, IX                         2000       161,054           82,110         259,067             521
  Vice President, Imaging and Embedded         1999       121,738           88,023           --             14,557 (6)
  Markets, Asia                                1998        79,408           69,282 (5)       --                594

Daniel J. Sullivan                             2000       141,972           44,757         259,067             528
   Vice President, Finance and Administration  1999        59,787            --              --                213
   Chief Financial Officer, Treasurer and      1998          --              --              --                 --
   Secretary

William E. Peisel                              2000       147,892           30,239         323,834           2,108
  Executive Vice President, Engineering and    1999       148,529           12,425           --              2,070
   Chief Technology Officer                    1998        67,534            --              --             68,301 (7)

Michael Evensen                                2000       130,000           42,143         142,487              --
   Vice President, Industrial Automation       1999        10,096            --              --                 --
   and Embedded Markets Europe                 1998          --              --              --                 --

-----------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer during the year ended January 31, 2000.

(2) The Company did not grant any restricted stock awards or stock appreciation rights during fiscal 2000, 1999 and 1998. The Company does not have any long-term incentive plan.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(4) Consists of life insurance premiums paid by the Company on behalf of the Named Executive Officers.

(5)  Includes amounts earned as sales commissions.

(6) Includes $13,963 as stock based compensation related to the exercise of options granted by Osicom.

(7) Includes $68,169 as stock based compensation related to the exercise of options granted by Osicom.

OPTION GRANTS


     The following table sets forth information concerning options granted during the last fiscal year under the Company's Amended and Restated 1998 Incentive and Non-qualified Stock Option Plan (the "Employee Option Plan") to the Named Executive Officers. The Company did not grant any stock appreciation rights in the fiscal year 2000.



                        OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                              --------------------------------------------------
                                             PERCENT OF
                                               TOTAL
                                              OPTIONS/
                              NUMBER OF        SARS                              POTENTIAL REALIZABLE VALUE
                              SECURITIES     GRANTED TO  EXERCISE               ASSUMED ANNUAL RATES OF STOCK
                              UNDERLYING     EMPLOYEES   OR BASE                   PRICE APPRECIATION
                              OPTION/SARS    IN FISCAL    PRICE     EXPIRATION      FOR OPTION TERM(2)
        NAME                  GRANTED(#)(1)    YEAR       ($/SH)       DATE        5%(%)          10%($)
        ----                  ------------   ---------   --------   ----------     -----          ------
Cornelius Peterson, VIII        906,736         27.3%    $7.00        9/15/09    3,991,690      10,115,726
Cornelius Peterson, IX          259,067          7.8%    $7.00        9/15/09    1,140,481       2,890,203
Daniel J. Sullivan              259,067          7.8%    $7.00        9/15/09    1,140,481       2,890,203
William E. Peisel               323,834          9.8%    $7.00        9/15/09    1,425,602       3,612,756
Michael Evensen                 142,487          4.3%    $7.00        9/15/09      627,265       1,589,613

----------------

(1) All of the Named Executive Officers' options were granted on September 15, 1999 and are exercisable over four years, with 12.5% of such options being vested on the date of grant, an additional 12.5% of such options becoming vested one year from the date of grant, and 25% becoming vested on the anniversary date of the date of grant each year thereafter.

(2) Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on the fair market value on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Common Stock to date.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to options to purchase the Company's Common Stock granted under the Company's Employee Option Plan, including (i) the number of shares of Common Stock received upon exercise of options in the fiscal year ended January 31, 2000; (ii) the net value realized upon such exercise; (iii) the number of unexercised options held at January 31, 2000; and (iv) the aggregate dollar value of unexercised options held at January 31, 2000:

                   AGGREGATED OPTION/SAR EXERCISES IN THE LAST
                             FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                                                      NUMBER OF
                                                                SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                 SHARES                              UNEXERCISED                     IN-THE-MONEY
                                ACQUIRED                           OPTIONS/SARS AT                  OPTIONS/SARS AT
                                   ON           VALUE            FISCAL YEAR-END (#)            FISCAL YEAR-END ($)(2)
                                EXERCISE       REALIZED     ------------------------------- --------------------------------
NAME                               (#)          ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                           ----------      --------    -----------    -------------    -----------    -------------
Cornelius Peterson, VIII           --            --            113,342         793,394        1,756,801       12,297,607
Cornelius Peterson, IX             --            --             32,384         226,683          501,952        3,513,587
Daniel J. Sullivan                 --            --             32,384         226,683          501,952        3,513,587
William E. Peisel                  --            --             40,480         283,354          627,440        4,391,987
Michael Evensen                    --            --             17,811         124,676          276,071        1,932,478

---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers, but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at January 31, 2000 ($22.50 per share) multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Prior to September 1999, the Company's executive compensation program was administered by the Compensation Committee of the Board of Directors, Mr. Hecht (Chairman) and Mr. Zaphiropolous. Both members were also members of the Board of Directors for Osicom, the parent company. In September 1999, as part of the Company's initial public offering, a new Board of Directors was appointed.

     The Compensation Committee of the new Board of Directors is Dr. Roberts (Chairman) and Mr. Saviers. The members of the Compensation Committee are non-employee Directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the chief executive officer, executive officers and key employees and directors of the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of the chief executive officer, executive officers and key employees and directors of the Company.

     The Company's executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the Company's executive officers and other employees with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. In addition to cash compensation in the form of base salary, compensation under the executive compensation program can be comprised of quarterly cash incentive bonuses and long-term incentive awards in the form of stock option grants. The compensation program is also comprised of various benefits, including medical and insurance plans, which plans are generally available to all employees of the Company.

BASE SALARY

     Base salary compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at other companies located in the northeastern United States of similar size and engaged in similar business to that of the Company. In setting compensation levels, the Compensation Committee generally takes into account such factors as (i) the Company's past operating and financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies.

INCENTIVE COMPENSATION

     Incentive Compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and strategic goals as well as meeting individual performance goals.

STOCK OPTIONS

     Stock Options are the principal vehicle used by the Company to provide long-term incentive-based compensation to improve the Company's operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. The Company's stock option plans are administered by the Board of Directors. To date, the Board of Directors has not granted stock options at less than fair market value.

     Stock options are granted from time to time to eligible employees and based upon the Company's overall financial performance and their contributions thereto. Stock options are designed to align the interest of the Company's executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the Company, the price of the Common Stock and, hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with the Company. The Company periodically grants new options to provide continuing incentives for future performance.

     During the fiscal year ended January 31, 2000, and specifically at the time of the Company's Initial Public Offering ("IPO") in September 1999, options to purchase 906,736 shares were awarded to Cornelius Peterson, VIII, Chairman of the Board, Chief Executive Officer and President. Such grant was made in recognition of Mr. Peterson's contributions to the Company's performance in fiscal 1999 and the first half of fiscal 2000 and as part of the Company's IPO. In addition, during the fiscal year ended January 31, 2000, options to purchase 259,067 shares were awarded to Cornelius Peterson, IX, Vice President, Imaging and Embedded Markets, Asia, and Daniel J. Sullivan, Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary; options to purchase 323,834 shares were awarded to William E. Peisel, Executive Vice President, Engineering, and Chief Technical Officer; and options to purchase 142,487 shares were awarded to Michael Evensen, Vice President, Industrial Automation, and Embedded Markets Europe. Such grants were made in recognition of such officers' contributions to the Company's performance in fiscal 1999 and the first half of fiscal 2000 and to provide additional long term incentive to the executive officers and further strengthen the link between executive compensation and shareholder return.

OTHER BENEFITS

     The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company maintains medical, disability and life insurance plans and other benefit plans for its employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Compensation for the Company's Chief Executive Officer, Cornelius Peterson, VIII, was determined in accordance with the policies applicable to the other executive officers of the Company described above. The fiscal year end 2000 base salary compensation for Mr. Peterson was $176,616. In addition to achievement of performance targets in accordance with the Company's executive compensation policies, the Compensation Committee determines the Chief Executive Officer's cash compensation based upon the Company's overall performance, the performance of his management team, the compensation paid at competing companies and the Company's prospects, among other objective and subjective factors. The Compensation Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation is based.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by
Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

     The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

                                            Edward B. Roberts, Ph.D.
                                            F. Grant Saviers

STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering through January 31, 2000 with the cumulative total return on (i) the Nasdaq Market Index, and (ii) a broad peer group index prepared by Media General Financial Services consisting of Nasdaq listed companies grouped under SIC Code 3577.


            COMPARISON OF FIVE YEAR* CUMULATIVE TOTAL RETURN** AMONG
                      NETSILICON, INC., NASDAQ MARKET INDEX
                              AND PEER GROUP INDEX

--------------------------------------------------------------------------------
                       9/15/99  9/30/99  10/29/99  11/30/99  12/31/99    1/31/00
--------------------------------------------------------------------------------
NETsilicon, Inc.        100.00   103.03    103.03    103.54    162.12     181.82
--------------------------------------------------------------------------------
Nasdaq Market Index     100.00   100.00    107.74    120.49    147.32     142.45
--------------------------------------------------------------------------------
Peer Group Index        100.00   100.00    109.15    129.85    158.97     159.23
--------------------------------------------------------------------------------

----------
* Prior to September 15, 1999 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

** Cumulative Total Return assumes $100 was invested on September 15, 1999 in the Company's Common Stock and in the Nasdaq Market Index and Peer Group Index and assure reinvestment of dividends, if any.


     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable; however, the Company is not responsible for any errors or omissions in such information.

                                   PROPOSAL II

                APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

     The Company's stockholders are being asked to approve the Company's 2000 Employee Stock Purchase Plan (the "ESPP"). On April 28, 2000, the Board of Directors approved the ESPP, subject to stockholder approval. The following is a summary description of the ESPP and is qualified in its entirety by reference to the text of the ESPP, a copy of which is attached hereto as Exhibit A to this Proxy Statement. The Board of Directors recommends a vote FOR adoption of the ESPP.

     The ESPP will allow employees to make semi-annual purchases of the Company's common stock through regular payroll deductions. The recipients, amounts and values of future benefits are subject to individual elections of employees and are therefore not determinable at this time. As of May 17, 2000, the closing price of the Company's common stock as reported on the Nasdaq was $19.63 per share.

PURPOSE AND NUMBER OF SHARES

     The ESPP is intended to encourage stock ownership by all eligible employees of the Company so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The ESPP is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries.

     Under the ESPP, the aggregate number of shares of the Company's common stock that may be issued is 500,000, subject to appropriate adjustments to reflect stock splits and other changes in the capitalization of the Company. If any option granted under the ESPP shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the ESPP.

ADMINISTRATION

     The ESPP will be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee has the right to adopt rules and regulations for carrying out the ESPP, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the ESPP. The interpretation and construction by the Committee of any provisions of the ESPP or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. In the event the Board of Directors does not appoint a Committee, the Board of Directors shall have all power and authority to administer the ESPP.

ELIGIBILITY

     All employees of the Company or any of its participating subsidiaries are potentially eligible to participate in the ESPP through payroll deductions. Employees who have completed 90 days employment with the Company and whose customary employment is more than 20 hours per week and more than five months in any calendar year shall be eligible to receive options under the ESPP to purchase common stock of the Company. However, any person who owns five percent or more of the outstanding common stock of the Company is not eligible to participate under the ESPP.

     Employees can elect to deduct from one percent to ten percent of their total compensation for the purpose of purchasing shares under the ESPP. Elections are made through written election forms which become effective for the next and all succeeding payroll periods until changed or revoked by the participant. In the event that a participant elects to decrease his or her payroll deductions, the amount deducted at the commencement of the next payroll period will be the same amount as deducted at the end of the most recent payroll period. Shares of common stock will be offered for purchase through a series of consecutive purchase periods, each of a six month duration. On the last day of each six-month period, each participant will receive and be deemed to exercise an option to purchase shares of the Company's common stock, up to a maximum of 1,000 shares per six-month period. The price per share at which the participant may purchase the Company's common stock for each six-month period shall be the lesser of (i) 85% of the average market price of the Company's common stock on the first business day of the six-month period and (ii) 85% of the average market price of the Company's common stock on the last business day of the six-month period, in either event rounded up to the nearest cent.

     Each participant may withdraw from the ESPP by terminating his or her payroll deduction and delivering to the Company a notice of withdrawal at any time prior to the last day of the six-month period. A decrease of a participant's payroll deductions to zero percent will not, by itself, cause the participant to withdraw from the plan. Once withdrawn, the employee may not rejoin the ESPP for the same six-month period, but may rejoin the ESPP in subsequent periods. In addition, a participant may decrease, but not increase, payroll deductions in any given period. No employee may accrue the right to purchase more than $25,000 in market value of common stock (determined on the respective purchase dates) per each calendar year in which the right is outstanding.

     In the event that the participant's accumulated payroll deductions on the last day of the six-month period would enable the participant to purchase more than 1,000 shares except for the 1,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,000 shares shall be promptly refunded to the participant by the Company, without interest.

INCOME TAX CONSEQUENCES

     The following general rules are currently applicable under United States federal income tax law to options under the Company's ESPP:

     The amounts deducted from an employee's pay under the ESPP will be included in the employee's compensation subject to federal income tax. Generally, no additional income will be recognized by the employee either at the time options are granted pursuant to the ESPP or at the time the employee purchases shares pursuant to the ESPP.

     If the employee disposes of shares purchased pursuant to the ESPP more than two years after the first business day of the payment period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

          (a) the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or


          (b) 15% of the fair market value of the shares on the first business day of the payment period.


     In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee's holding period for the shares exceeds one year.

     If the employee disposes of shares purchased pursuant to the ESPP within two years after the first business day of the payment period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the payment period over the amount the employee paid for the shares.

     In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares

(generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee's holding period for the shares exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

     If the employee disposes of shares purchased pursuant to the ESPP more than two years after the first business day of the payment period in which the employee acquired the shares, the Company will not be entitled to any federal income tax deduction with respect to the options or the shares issued upon their exercise. If the employee disposes of such shares prior to the expiration of this two-year holding period, the Company generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

                                  PROPOSAL III

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of BDO Seidman, LLP, independent auditors, to serve as auditors for the fiscal year ending January 31, 2001. BDO Seidman, LLP has served as the Company's auditors and outside accountants since 1997. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR ratification of this selection.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings, if any, received by it with respect to the fiscal year ended January 31, 2000 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended January 31, 2000, except that the following individuals filed a Form 3 late in connection with the Company's initial public offering:
Cornelius Peterson, VIII, John K. Brennan, Michael Evensen, William E. Peisel, Cornelius Peterson, IX, Daniel J. Sullivan, Mark C. Taylor, David Yager, Francis
E. Girard, William Johnson, Edward B. Roberts, Ph.D. and F. Grant Saviers.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of the Company pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices no later than January 21, 2001.

                            EXPENSES AND SOLICITATION

     Proxies may be solicited by the Company, by personal interview, mail and telephone. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. The cost of solicitation of proxies will be borne by the Company.

                                                                       EXHIBIT A

                                NETSILICON, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN



ARTICLE 1 - PURPOSE.

     This 2000 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of NETsilicon, Inc., a Massachusetts corporation, (the "Company"), and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2 - ADMINISTRATION OF THE PLAN.

     The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3 - ELIGIBLE EMPLOYEES.

     All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year and who have completed 90 days employment with the Company shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in
Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

ARTICLE 4 - STOCK SUBJECT TO THE PLAN.

     The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 500,000, subject to adjustment as provided in
Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5 - PAYMENT PERIOD AND STOCK OPTIONS.

     Payment Periods shall consist of the six-month periods commencing on September 1 and March 1 and ending on February 28, and August 31 of each calendar year.

     On the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1,000 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 1,000 shares except for the 1,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,000 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

     For purposes of the Plan, the term "average market price" on any date means
(i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     For purposes of the Plan, the term "business day" means a day on which there is trading on the Nasdaq National Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts.

     No employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

ARTICLE 6 - EXERCISE OF OPTION.

     Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 1,000-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant's account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

ARTICLE 7 - AUTHORIZATION FOR ENTERING THE PLAN.

     An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

          A. Stating the percentage to be deducted regularly from the employee's pay;

          B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

          C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

     Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

     The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

ARTICLE 8 - MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.

     An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee's total compensation, including base pay or salary and any overtime, bonuses or commissions.

ARTICLE 9 - CHANGE IN PAYROLL DEDUCTIONS.

     Deductions may be decreased, but not increased during a Payment Period. If a participant elects to decrease the amount of his or her payroll deductions, the amount deducted at the commencement of the next Payment Period will be the same amount as deducted at the end of the most recent Payment Period, unless the participant has decreased his or her payroll deduction to zero percent (0%). A participant who decreases payroll deductions to zero percent must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee's participation in the Plan is effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

     A participant may only decrease his or her deductions once per Payment Period. A participant may withdraw in full from the Plan at any time during the Payment Period, prior to the purchase, only as set forth in Article 10.

ARTICLE 10 - WITHDRAWAL FROM THE PLAN.

     A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company.

     To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

ARTICLE 11 - ISSUANCE OF STOCK.

     Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

     Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 12 - ADJUSTMENTS.

     Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

              A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of

      Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

           B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

     If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 1,000-share, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

     The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

ARTICLE 13 - NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

     An option granted under the Plan may not be transferred or assigned and may be exercised only by the participant.

ARTICLE 14 - TERMINATION OF EMPLOYEE'S RIGHTS.

     Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

     If a participant's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

ARTICLE 15 - TERMINATION AND AMENDMENTS TO PLAN.

     Unless terminated sooner as provided below, the Plan shall terminate on April 28, 2010. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

     The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

ARTICLE 16 - LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 17 - PARTICIPATING SUBSIDIARIES.

     The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 18 - OPTIONEES NOT STOCKHOLDERS.

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

ARTICLE 19 - APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 20 - NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

     By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

ARTICLE 21 - WITHHOLDING OF ADDITIONAL INCOME TAXES.

     By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

ARTICLE 22 - GOVERNMENTAL REGULATIONS.

     The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

ARTICLE 23 - GOVERNING LAW.

     The validity and construction of the Plan shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

ARTICLE 24 - APPROVAL OF BOARD OF DIRECTORS AND STOCKHOLDERS OF THE COMPANY.

     The Plan was adopted by the Board of Directors on April 28, 2000 and was approved by the stockholders of the Company on ___________, 2000.

PROXY                                                                      PROXY

                                NETSILICON, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2000

     The undersigned hereby appoints Cornelius Peterson VIII and Daniel J. Sullivan, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of NETsilicon, Inc., to be held on June 28, 2000 at 9:00 a.m., at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

     The Board of Directors recommends a vote FOR the election of the Directors and FOR Proposals 2, 3 and 4.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                NETSILICON, INC.

                                 JUNE 28, 2000

                Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


1. To elect two Class I Directors each to serve for a three-year term.

    NOMINEES:  William Johnson
               Michael K. Ballard

                     FOR                 WITHHELD

                     [ ]                   [ ]

INSTRUCTIONS: To withhold for a specific nominee, write that nominee's name in the space provided.

------------------------------------------------------------------------------

2. To approve the Company's 2000 Employee Stock Purchase Plan

        FOR                   AGAINST                 ABSTAIN

        [ ]                     [ ]                     [ ]

3. To ratify the selection of the firm of BDO Seidman, LLP as auditors for the fiscal year ending January 31, 2001.

        FOR                   AGAINST                 ABSTAIN

        [ ]                     [ ]                     [ ]

4. To transact such other business as may properly come before the meeting and any adjournments thereof.

        FOR                   AGAINST                 ABSTAIN

        [ ]                     [ ]                     [ ]

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT.


Signature(s)                                        Date                 , 2000
            ----------------------------------          ------------

NOTE: Please sign exactly as your name appears. Joint owners should each sign separately. Where applicable, indicate your official position or representative capacity.